DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C13989-2004
Document Number:
20060029489-30

Date Filed:
1/19/2006 4:06:51 PM
In the office of
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change Pursuant to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Mammoth Industries Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock: 5,000,000,000 shares auth., par value $.001/share. Preferred Stock: 500,000,000 shares auth.; 10,000,000 Series A preferred, par value $.001/share auth., 30,000,000 Series B preferred, par value $.001/share auth.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock: 50,000,000 shares auth., par value $.001/share. Preferred Stock: 500,000,000 shares auth.; 10,000,000 Series A preferred, par value $.001/share auth., 30,000,000 Series B preferred, par value $.001/share auth.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Common Stock: 448,480,267 shares of common stock will be issued and outstanding after the change and each holder of 100 shares of common stock of the Corporation shall receive one share of common stock in exchange.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares that result will be rounded up to the nearest whole share. The percentage affected is: less than 1%.

7. Effective date of filing (optional): 1/25/06

8. Officer Signature: [signature] Signature — Treasurer Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction
(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 58, 88A, 89 and 92A)

Entity # C13989-2004
Document Number 20060034149-39

Date Filed: 1/23/2006 11:11:35 AM
In the office of
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Marmion Industries Corp.

2. Description of the original document for which correction is being made:

Certificate of Change filed Pursuant to NRS 78.209 for Nevada Profit Corporations (the "Certificate").

3. Filing date of the original document for which correction is being made: January 19, 2006

4. Description of the inaccuracy or defect.

Item number 5 on the filed Certificate incorrectly states:

Common Stock: 448,480,267 shares of common stock will be issued and outstanding after the change and each holder of 100 shares of common stock of the Corporation shall receive one share of commons stock in exchange.

5. Correction of the inaccuracy or defect.

Item number 5 should correctly state:

Common Stock: 4,484,802 shares of common stock will be issued and outstanding after the change and each holder of 100 shares of common stock of the Corporation shall receive one share of commons stock in exchange.

6. Signature:

Authorized Signature	Title *	Date
[signature]	Treasurer	January 20, 2006

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.